Exhibit 3

SCHEDULE OF TRANSACTIONS

Name of Account	Date of Transaction	Nature of Transaction	Quantity of Shares	Weighted-Average Price Per Share
Master Fund	12/9/2021	Sale	37,026	$13.7973 (1)
Master Fund	12/10/2021	Sale	25,951	$13.8800 (2)
Master Fund	12/13/2021	Sale	26,374	$13.5340 (3)
Master Fund	12/14/2021	Sale	38,773	$13.4992 (4)
Master Fund	12/15/2021	Sale	46,357	$13.3551 (5)
Master Fund	12/16/2021	Sale	55,224	$13.5331 (6)
Master Fund	12/17/2021	Sale	45,158	$13.5532 (7)
Master Fund	12/20/2021	Sale	26,515	$14.1904 (8)
Master Fund	12/21/2021	Sale	31,345	$14.8685 (9)
Master Fund	12/22/2021	Sale	36,628	$14.8905 (10)
Master Fund	12/23/2021	Sale	19,110	$15.0248 (11)
Master Fund	12/27/2021	Sale	22,931	$15.0590 (12)
Master Fund	12/28/2021	Sale	27,509	$15.6053 (13)
Master Fund	12/29/2021	Sale	26,324	$15.9256 (14)
Master Fund	12/30/2021	Sale	18,298	$15.9816 (15)
Master Fund	12/31/2021	Sale	14,415	$16.3901 (16)
Master Fund	1/3/2022	Sale	75,074	$17.0009 (17)
Master Fund	1/4/2022	Sale	81,466	$17.5218 (18)
Master Fund	1/5/2022	Sale	71,024	$17.1002 (19)
Master Fund	1/5/2022	Sale	1,016	$ 17.7294 (20)

1.
This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $13.70 to $14.12, inclusive. The Reporting Persons undertake to provide to the Issuer, any security holder of the Issuer, or the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares sold at each separate price within the ranges set forth in footnote (1) through (20) herein.

2.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $13.56 to $14.08, inclusive.
3.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $13.37 to $13.85, inclusive.
4.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $ 13.31 to $13.84, inclusive.
5.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $12.94 to $13.79, inclusive.
6.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $13.30 to $14.04, inclusive.
7.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $12.97 to $13.81, inclusive.
8.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $14.06 to $14.31, inclusive.
9.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $14.52 to $15.03, inclusive.
10.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $14.58 to $15.05, inclusive.
11.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $14.87 to $15.26, inclusive.
12.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $14.68 to $15.22, inclusive.
13.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $15.32 to $15.78, inclusive.
14.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $15.47 to $16.10, inclusive.
15.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $15.87 to $16.21, inclusive.
16.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $16.13 to $16.61, inclusive.
17.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $16.75 to $17.33, inclusive.
18.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $17.14 to $17.81, inclusive.
19.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $16.69 to $17.68, inclusive.
20.	This price is a weighted average price. These shares of Common Stock were sold in multiple transactions at prices ranging from $17.69 to $17.76, inclusive.